Exhibit 10.166

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JUNE 2, 2017 IN FAVOR OF MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, AS ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (AS MAY BE AMENDED, MODIFIED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

UNSECURED PROMISSORY NOTE

$3,200,000	June 2, 2017

FOR VALUE RECEIVED, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the “Maker”), hereby promises to pay to the order of 2014 HUNTINGTON HOLDINGS, LLC, a Delaware limited liability company (the “Holder”), the principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000), together with interest on the unpaid principal balance hereof at the rate and at the times set forth herein. This Unsecured Promissory Note (this “Note”) is entered into and being delivered pursuant to that certain Settlement Agreement, dated as of June 2, 2017 (the “Settlement Agreement”), by and among Maker, the Holder and the other persons party thereto.

1.     Payment of Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of eight and one-half percent (8.5%) per annum (the “Interest Rate”)(calculated on the basis of a year consisting of 365 days) from August 6, 2016 (as if the date of issuance of this Note was August 6, 2016) through and including the date on which the entire principal balance hereof shall have been paid in full; provided, however, if this Note remains outstanding on August 15, 2017, then the Interest Rate, from and after August 15, 2017, shall be increased to ten percent (10%) per annum. As set forth in the Settlement Agreement, on the date hereof, Maker shall pay Fifty Thousand Dollars ($50,000) to Holder, which payment shall be applied to the accrued interest from August 6, 2016 through the date of issuance of this Note. Accrued and unpaid interest shall be payable monthly as follows: Maker shall pay Ten Thousand Dollars ($10,000) of the accrued and unpaid interest in cash on the last day of each calendar month (commencing with the calendar month ending June 30, 2017) and any accrued but unpaid interest in excess of Ten Thousand Dollars ($10,000) shall accrue and be payable on the Maturity Date (as defined in Section 2 below) (or such earlier date as this Note is prepaid, in full, by the Holder) (such interest being “Additional Interest”); provided, that, for avoidance of doubt, Additional Interest shall not be compounded into principal and Additional Interest shall not accrue further interest on interest.

2.     Payment of Principal. Subject to the provisions of Section 4 of this Note, the principal balance of this Note (and all accrued but unpaid interest) shall be due and payable on the earlier to occur of (y) June 2, 2019 or (z) the date this Note is accelerated by the Holder following the occurrence and continuance of an Event of Default (as defined in Section 7 below)(the earlier to occur of clauses (y) and (z), the “Maturity Date”).

3.       Manner of Payment. All sums payable under this Note shall be paid in lawful money of the United States of America and in immediately available funds. Payments shall be made to the Holder by wire transfer to such account as shall be specified by the Holder to the Maker. If any payment under this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. For purposes of this Note, the term “Business Day” means a day other than a Saturday, Sunday or a legal holiday as recognized in the State of New York.

4.       Prepayment. The Maker shall have the right to prepay, at any time and from time to time, in any amount, the outstanding principal balance of this Note, without premium or penalty.

5.       Default Interest. If this Note is accelerated following the occurrence of an Event of Default, interest shall accrue on the unpaid principal balance of this Note at the rate set forth in Section 1 of this Note plus two percent (2%) per annum.

6.       [Reserved]

7.       Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Note:

(i)     failure to pay when due any payment of principal or interest on or before the date such payment is due and the continuation of such failure for a period of ten (10) calendar days following the delivery of written notice thereof to Maker (it being acknowledged that any monthly interest in excess of Ten Thousand Dollars ($10,000) shall accrue and be payable on the Maturity Date); for the avoidance of doubt, if Maker makes payment of the amount due within such ten (10) calendar days, no Event of Default shall be deemed to have occurred;

(ii)     one or more judgments or orders, either individually or in the aggregate, for the payment of money in excess of $250,000 shall be entered against the Maker and such judgments or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from entry thereof;

(iii)     the Maker defaults under any loan agreement, lease, mortgage or similar instrument under which there is issued or by which there is secured or evidenced by any indebtedness, whether now existing or hereafter created, if that default results in the acceleration of in excess of $250,000 of such indebtedness prior to its stated maturity;

(iv)     the Maker commences any case, proceeding or other action (y) under any existing or future Legal Requirement (as defined below) relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (z) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(v)     there is commenced against the Maker any case, proceeding or other action of a nature referred to in paragraph (iv) of Section 7 above which (y) results in the entry of an order for relief or any such adjudication or appointment or (z) remains undismissed, undischarged or unbonded for a period of ninety (90) days;

(vi)     the Maker is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due; or

(vii)      there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

For purposes of this Note, the term “Legal Requirement” means any federal or state law, statute, constitution, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any federal or state government.

8.      Remedies. Upon the occurrence of an Event of Default, all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall, at the option of the Holder (but automatically with respect to an Event of Default described in paragraphs (ii) or (iii) of Section 7 of this Note) upon written notice to the Maker, become immediately due and payable, and the Holder may exercise any of its rights and remedies granted herein, under applicable Legal Requirement or that the Holder may otherwise have against the Maker.

9.      No Usury. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by the Maker or inadvertently received by the Holder, such excess sum shall be, at the Maker’s option, returned to the Maker forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that the Maker not pay or contract to pay, and that the Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Maker under any applicable law.

10.     No Assignment by Holder. This Note (and Holder’s rights hereunder) may be assigned by Holder only with the express prior written consent of Maker.

11.      Miscellaneous.

(i)      This Note may be amended or modified only by an instrument in writing signed by the Maker and the Holder.

(ii)     All payments under this Note shall be applied first to accrued interest and thereafter to principal.

(iii)     Presentment, demand, protest and other notice of any kind are hereby expressly waived by the Maker.

(iv)     No delay or omission on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

(v)      If any provision of this Note is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Holder in order to carry out the purposes of this Note as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(vi)     This Note shall be binding upon the Maker and its successors and assigns.

(vii)    EACH OF THE MAKER AND THE HOLDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE MAKER AND THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE MAKER AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(viii)   This Note shall be construed in accordance with, and be governed by, the internal laws of the State of New York, without giving effect to the choice of law principles thereof.

(x)      All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by nationally recognized overnight delivery service, or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile or email upon the date the transmission is received, or the next day if delivered by nationally recognized overnight delivery service, or if mailed, two (2) days after the date of mailing, as follows:

If to the Maker:

4800 T-Rex Avenue, Suite 305

Boca Raton, FL 33431

Attention: Al Gever

Facsimile: (561) 443-2821

Email: agever@twinlab.com

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A.

401 E. Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Attention: Bruce I. March, Esq.

Facsimile: (954) 765-1477

Email: marchb@gtlaw.com

If to the Holder:

2014 Huntington Holdings, LLC

c/o Jonathan Greenhut

43 Hunting Hollow Court

Dix Hills, NY 11746

Email: jon@trueearthhealth.com

with a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Christopher S. Auguste, Esq.

Facsimile: (212) 715-8277

Email: cauguste@kramerlevin.com

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

[signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its officer thereunto duly authorized, as of the date first written above.

TWINLAB CONSOLIDATED HOLDINGS, INC. By: /s/ Alan S. Gever Name: Alan S. Gever Title: CFO / COO

Acknowledged and Agreed to by: 2014 HUNTINGTON HOLDINGS, LLC By: /s/ Jonathan Greenhut Name: Jonathan Greenhut Title: Managing Member